Certificate of Limited Partnership

Filed September 10, 2015

Registry Number: 114451099

1. Name:

American Gas & Technology Limited Partnership

2. Duration:

Duration shall be perpetual.

3. Address of the Office Where

Records of the Partnership Will Be Kept:

1270 SE Monmouth Cut-Off Road

Dallas, OR 97338

4. Registered Agent:

Raymon E. Tate Jr.

5. Registered Agent’s Publicly Available Address:

1270 SE Monmouth Cut-Off Road

Dallas, OR 97338

6. Address Where the Division May Mail Notices:

1270 SE Monmouth Cut-Off Road

Dallas, OR 97338

7. Name and Address of Each General Partner:

Raymon E. Tate Jr.

1270 SE Monmouth Cut-Off Road

Dallas, OR 97338

8.

Not Applicable

9. Execution

/s/Raymon E. Tate Jr.
by: Raymon E. Tate Jr.